NEWS RELEASE

FOR IMMEDIATE RELEASE

October 13, 2017

CAPITOL FEDERAL® FINANCIAL, INC.
ANNOUNCES ANNUAL STOCKHOLDERS MEETING DATE

Topeka, KS - Capitol Federal Financial, Inc. (NASDAQ: CFFN) (the "Company") announced today that the annual meeting of stockholders will be held on Tuesday, January 23, 2018. The meeting will be held at 10:00 a.m. local time at the Bradbury Thompson Center, 1700 S.W. Jewell, located on the Washburn University Campus, in Topeka, Kansas. The voting record date will be December 1, 2017.

Capitol Federal Financial, Inc. is the holding company for Capitol Federal Savings Bank (the "Bank"), which operates 47 branch offices in Kansas and Missouri. News and other information about the Company can be found on the Bank's website, http://www.capfed.com.

Except for the historical information contained in this press release, the matters discussed may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions. The words "may," "could," "should," "would," "will," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions are intended to identify forward-looking statements. Forward-looking statements that involve risks and uncertainties, including changes in economic conditions in the Company's market area, changes in policies by regulatory agencies and other governmental initiatives affecting the financial services industry, fluctuations in interest rates, demand for loans in the Company's market area, the future earnings and capital levels of the Bank, which would affect the ability of the Company to pay dividends in accordance with its dividend policies, competition, and other risks detailed from time to time in documents filed or furnished by the Company with the SEC. Actual results may differ materially from those currently expected. These forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.

For further information contact:
Jim Wempe	Kent Townsend
Vice President	Executive Vice President,
Investor Relations	Chief Financial Officer and Treasurer
700 S Kansas Ave	700 S Kansas Ave
Topeka, KS 66603	Topeka, KS 66603
(785) 270-6055	(785) 231-6360
investorrelations@capfed.com	ktownsend@capfed.com